Exhibit 99.1

Biostage Promotes Saverio La Francesca, M.D. to President

•	Dr. La Francesca responsible for leading scientific and clinical advancement of Company’s lead program, Cellspan esophageal implants, into human clinical trials before the end of 2017

Holliston, MA, March 16, 2017 – Biostage, Inc. (Nasdaq: BSTG), ("Biostage" or the "Company"), a biotechnology company developing bioengineered organ implants to treat cancers and other life-threatening conditions of the esophagus, bronchus and trachea, today announced that it has promoted its Chief Medical Officer, Saverio La Francesca, M.D. to President. Dr. La Francesca has served as Chief Medical Officer of the Company since April 2014. Dr. La Francesca will continue to report to Biostage’s Chief Executive Officer, Jim McGorry, as President and Chief Medical Officer.

Dr. La Francesca is a cardiothoracic surgeon with extensive clinical experience committed to the clinical translation of transformative medical research. He has a unique combination of experience that features over 25 years of academic clinical surgical practice and innovative research, with a foundation in the cardiovascular, thoracic transplantation, cardiac assist device and regenerative medicine fields. Prior to joining Biostage management as Chief Medical Officer, Dr. La Francesca served in the Department of Cardiovascular Surgery and Transplantation at the DeBakey Heart and Vascular Center at the Houston Methodist Hospital, where he developed the current surgical and perfusion techniques for thoracic organ procurement and preservation and where he was also the Director of the Ex-vivo Lung Perfusion Laboratory. Previously he was an attending surgeon at the Department of Cardiopulmonary Transplantation at the Texas Heart Institute in Houston, Texas and currently holds an appointment as Associate Professor of Surgery at the University of Rome "La Sapienza” in Rome, Italy.

“Dr. La Francesca left a prominent heart and transplant practice to join Biostage because he wanted the opportunity to use his unique skills as a surgeon and researcher to bring an innovative technology to underserved patients. In recognition of Biostage’s commitment to clinical development and the advancement of our Cellframe™ technology into humans, we are elevating Dr. La Francesca’s responsibilities to more clearly align with our IND and clinical development activities,” commented Jim McGorry, CEO of Biostage. “Dr. La Francesca deserves great credit for advancing our Cellframe technology across multiple indications. We look forward to reporting further progress on our IND and our pilot clinical study into humans in 2017.”

Biostage remains on track to file its IND application with the U.S. Food and Drug Administration (FDA) for adult esophageal cancer in the third quarter of 2017 and commence its first-in-human studies for its Cellspan esophageal implant before the end of 2017.

As previously stated, in addition to developing its Cellspan esophageal implant for use in adults with esophageal cancer, the Company is evaluating its Cellspan esophageal implant for use to treat pediatric esophageal atresia (EA). EA is a rare birth defect in which a baby is born with a gap between the upper and lower  esophagus, which effects about 1 in 2,500 babies in the U.S. Biostage remains extremely encouraged with its EA co-development efforts with Connecticut Children's Medical Center. The Company is also evaluating additional partnerships with children's hospitals showing strong interest in this program.

Successful development of the Company's Cellframe™ technology in EA opens the opportunity for a pediatric voucher. Under Section 529 to the Federal Food, Drug, and Cosmetic Act (FD&C Act), the FDA will award priority review vouchers to sponsors of rare pediatric disease product applications that meet certain criteria. Under this program, a sponsor who receives an approval for a drug or biologic for a "rare pediatric disease" may qualify for a voucher that can be redeemed to receive a priority review of a subsequent marketing application for a different product. The recently enacted 21st Century Cures Act reauthorized the rare pediatric disease priority review voucher along with additional favorable incentives to regenerative medicine companies.

“During my three-year tenure at Biostage, I have led the development of the Cellframe Technology, leveraging our expertise in material science and bioengineering. I believe that the power of our regenerative approach has the potential to revolutionize the treatment paradigm in areas of significant unmet medical need. Given the extremely consistent and promising preclinical  data obtained in our large animal model, we are now positioned to accelerate toward the clinic. I am excited to be leading our clinical effort along with our continued preclinical development. It is a privilege to be collaborating with world leading clinical institutions and I look forward to continue working with the team at Biostage to deliver on the promise of this groundbreaking technology,” stated Dr. La Francesca.

Dr. La Francesca received his medical degree from the University of Palermo, completed his residency in cardiovascular surgery at the University of Rome and his post-doctoral training with fellowships at the Texas Heart Institute in Houston under the supervision of pioneer surgeon Denton Cooley. He also served as a clinical/research fellow at McGill University in Montreal, and the Baylor College of Medicine in Houston. Dr. La Francesca holds UNOS certifications as a heart transplant surgeon and a lung transplant surgeon and is listed as co-inventor on a patent application relating to stem cell therapy in transplantation.

About Biostage

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's new Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan™ organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

Cellspan implants are currently being advanced and tested in collaborative preclinical studies. Preclinical, large-animal safety studies, conducted in compliance with the FDA Good Laboratory Practice (GLP) regulations, for the Company's Cellspan Esophageal Implant product candidate are ongoing, in support of Biostage's goal of filing an Investigational New Drug (IND) application with the U.S. FDA in the third quarter of 2017. The IND will seek approval to initiate clinical trials for its esophageal implant product candidate in humans.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the development expectations and regulatory approval of any of our products, including those utilizing our Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of our products, including those utilizing our Cellframe technology,  which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Tom McNaughton	Jenene Thomas

Chief Financial Officer	Jenene Thomas Communications LLC

774-233-7321	(908) 938-1475

tmcnaughton@biostage.com	jtc@jenenethomascommunications.com

Media Contacts:

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Russo Partners LLC

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Email: Maggie.beller@russopartnersllc.com